Exhibit 21.1


                              MEDCATH INCORPORATED


                                  Subsidiaries

                                                  State of Incorporation
Name                                                 or Organization

100% OWNED SUBSIBIARIES

HHBF, Inc.                                           North Carolina

HealthTech Corporation                               North Carolina

Hospital Management IV, Inc.                         North Carolina

MedCath of Arizona, Inc.                             North Carolina

MedCath of Arkansas, Inc.                            North Carolina

MedCath of Kingman, Inc.                             North Carolina

MedCath of Massachusetts, Inc.                       North Carolina

MedCath of Michigan, Inc.                            North Carolina

MedCath of New Jersey, Inc.                          North Carolina

MedCath of Texas, Inc.                               North Carolina

MedCath Physician Management of Virginia, Inc.       North Carolina

Physician Practice Management of McAllen, Inc.       North Carolina

PhysMed Management Services, Inc.                    Arizona

SLM Corporation                                      North Carolina

Southern Arizona Heart, Inc.                         North Carolina

Venture Holdings, Inc.                               North Carolina

50% OR GREATER OWNER, PARTNERSHIP INTEREST  OR MEMBERSHIP INTEREST

Arizona Medical Development Company, L.L.C.          North Carolina

CCT, L.L.C.                                          North Carolina

Cape Cod Cardiology Services, L.P.                   North Carolina

Cardiac Services, Inc.                               North Carolina

Gaston Cardiology Services, L.L.C.                   North Carolina

Heart Hospital IV, L.P.                              North Carolina

Heart Hospital of BK, L.L.C.                         North Carolina

Heart South Imaging II L.L.C.                        North Carolina

MedCath of Little Rock L.L.C.                        North Carolina

MedCath of McAllen Limited Partnership               North Carolina

MedCath of New Jersey CTC Limited Partnership        New Jersey

MedCath of Tucson L.L.C.                             North Carolina

Sun City Cardiac Center Associates                   Arizona